EXHIBIT 10.3

Ministry of Energy and Mines. Energy and Minerals Division Mineral Titles Branch 380266

RECORD OF 2 POST CLAIM - MINERAL TENURE ACT

(Section 24)

BRITISH COLUMBIA Mining Division	Greenwood	Tenure No. 380269
Gold Commissioner B.D. Henry	Date of Record Aug. 26, 2000

APPLICATION TO RECORD A 2 POST CLAIM

I, James Thom, Name of Locator, #47-1224 Balmoral Road, Victoria, British Columbia V8T 1B3, (250) 995-1266, Client Number 141136, Client Number(s) hereby apply for a record of a 2 Post claim for the location as outlined on the attached copy of mineral titles reference map number(s) 082E035 in the Greenwood Mining Division.

ACCESS

Describe how you gained access to the location; include references to roads, trails, topographic features, permanent landmarks and a description of the initial post location.

The initial post for Sun #3 claim is located 1250 m at a bearing of 302 degrees T.N. from the confluence of Eugene creek and west Kettle river. To get to the Sun #3 claim travel south from Beaverdale for about 4 km until the Tuzco road on the right, travel the Tuzco road until the Cranberry service road on the right less than a kilometer. From the Cranberry service road 0 km mark travel 675 meter at a bearing of 350 degrees where the initial post for Sun #1 and Sun #2 the initial post for Sun #3 can be found by traveling 500 m at a bearing of 270 degrees. Sun #3 adjoins with Sun #4 to the right and Sun #1 below it.

GPS Co-ordinates taken of posts: Yes [ ] No [x] It yes, complete information chart on reverse side.

I have securely affixed the portion of the metal identification tag embossed "INITIAL POST (No. 1) to the initial post and impressed this information on the tag:	I have securely affixed the Portion of the metal identification tag embossed "FINAL POST" (No. 2) to the final post (or the witness post*) and impressed this information on the tag:

TAG NUMBER 698495 M INITIAL POST (No. 1)	TAG NUMBER 698495 M FINAL POST (No. 2)
CLAIM NAME Sun #3	CLAIM NAME Sun #3
LOCATOR James Thom	LOCATOR James Thom
AGENT FOR Self	AGENT FOR Self
DATE COMMENCED 26-Aug-00	DIST. FROM I.P 500 m
TIME COMMENCED 3:00	DATE COMPLETED 26-Aug-00
DIR. TO F.P. 270 Degrees	TIME COMPLETED 4:25
METRES TO RIGHT 0 m
METRES TO LEFT 500 m	* If witness post placed for final post; Bearing and distance from the witness post to the true position of the final post, exactly as written in the witness post:______ degree ______ metres ______.

"Direction" means a bearing measured between 0 degrees and 360 degrees, where 0 degrees is the bearing for true north.

Time is P.M.

I have complied with all the terms and conditions of the Mineral Tenure Act and Regulation pertaining to the location of 2 post claims and have attached a plan of the location on which the positions of the Initial and Final posts (and witness post if applicable) are indicated. The tag information supplied above is the identical information that I impressed upon the respective tags affixed to the applicable post when I locate this claim and this information is true and correct.

/s/ James Thom
Signature of Locator

Sub Recorder
RECEIVED
Sept. 11, 2000
M.R. # 04 s120
Victoria, B.C.
Recording Stamp